UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT 1934

Date of Report (Date of earliest event reported): April 22, 2013

SELWAY CAPITAL ACQUISITION CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-54527	27-4563770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Ford Road Suite 230 Denville, NJ		07834
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(973) 983-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 22, 2013, Selway Capital Acquisition Corporation (the “Company”) approved an increase to the salary of Ann F. Saskowitz, the Company’s VP Services Operations, to increase Ms. Saskowitz’s annual base salary from $150,000 to $240,000 through the end of her employment term. The increase was made in connection with additional responsibilities that Ms. Saskowitz has assumed in her role as VP Services Operations, including the oversight of account management, clinical intervention, human resources and mail-order pharmacy functions of the Company. Other than this change, all other terms of Ms. Saskowitz’s original September 15, 2012 employment agreement remain in full effect.

Also on April 22, 2013, the Board of Directors of the Company appointed Thomas E. Durkin, III, a director of the Company, to serve as Vice President, General Counsel and Secretary until the next annual meeting of the Company or until his successor is duly elected and qualified.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 22, 2013, the Company determined to change its fiscal year end from December 31 to June 30. As a result of the change in fiscal year, the Company’s next fiscal year end will be June 30, 2013. Accordingly, the Company will file a transition report on Form 10-K for the six months ended June 30, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELWAY CAPITAL ACQUISITION CORPORATION

Dated: April 26, 2013
	By:	/s/ Thomas E. Durkin, III
Name: Thomas E. Durkin, III
Title: Vice President and General Counsel

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